UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2024

LUXURBAN HOTELS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41473	82-3334945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2125 Biscayne Blvd, Suite 253, Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 269-5952

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	LUXH	The Nasdaq Stock Market LLC
13.00% Series A Cumulative Redeemable Preferred Stock, $0.00001 par value per share	LUXHP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information contained in Item 5.07 of this Current Report on Form 8-K (this “Current Report”) is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On November 12, 2024, LuxUrban Hotels Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders considered two proposals: (i) a proposal (the “Reverse Stock Split Proposal”) to amend the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to effect a reverse stock split (the “Reverse Stock Split”) of the Company’s outstanding common stock, par value $0.00001 per share (the “Common Stock”) by a ratio of not less than one-for-thirty and not more than one-for-seventy, with the exact number to be set at a whole number within this range to be determined by the Company’s board of directors (the “Board”), in its sole discretion in consultation with the Company’s investment banking advisors, and to authorize the Board to implement the Reverse Stock Split by filing an amendment to the Charter; and (ii) a proposal (the “Nasdaq Compliance Proposal”) to approve, for purposes of complying with Nasdaq Stock Market LLC Listing Rule 5635, the issuance of shares of Common Stock upon conversion of certain outstanding Company convertible promissory notes and exercise of certain outstanding Company warrants in excess of the 19.99% share limitation contained in such securities. Both proposals were approved, as set forth below:

Proposal No. 1 – Reverse Stock Split Proposal.

Stockholders approved amendment of the Charter to effectuate the Reverse Stock Split, as follows:

For	Against	Abstain
80,836,603	1,397,349	32,263

Proposal No. 2 – Nasdaq Compliance Proposal.

Stockholders approved the waiver of the limitation under NASDAQ Rule 5635(d), permitting the Company to issue securities in a manner that may result in the issuance of shares exceeding 19.99% of the Company’s outstanding Common Stock, as follows:

For	Against	Abstain
80,786,603	1,400,641	78,971

The Company’s board determined the ratio of the Reverse Stock Split to be one-for-seventy, meaning that for every 70 issued and outstanding shares held by a stockholder prior to the Reverse Stock Split, the stockholder will own 1 share after the Reverse Stock Split. Stockholders who would own a fraction of a share as a result of the Reverse Stock Split will instead receive cash in lieu of a fractional share. The Reverse Stock Split will reduce the number of shares of Common Stock outstanding from 151,854,265 to approximately 2,169,436, subject to adjustment for the distribution of cash in lieu of fractional shares. The par value of the Common Stock and the number of shares of Common Stock authorized for issuance will not change as a result of the Reverse Stock Split.

The Company will file the Certificate of Amendment to the Charter effectuating the Reverse Stock Split with the Secretary of State of the State of Delaware, to become effective November 20, 2024, and the Common Stock will begin trading on a Reverse Stock Split-adjusted basis on The Nasdaq Capital Market when the market opens November 20, 2024. The trading symbol for the Common Stock will remain “LUXH.” The new CUSIP number shall be 21985R303.

For more information about the Reverse Stock Split, see the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on October 29, 2024 (the “Proxy Statement”), the relevant portions of which are incorporated herein by reference. The foregoing description of the Certificate of Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On November 15, 2024, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by reference in such a filing. Furthermore, the furnishing of information under Item 7.01 of this Current Report is not intended to constitute a determination by the Company that the information contained herein, including the exhibits hereto, is material or that the dissemination of such information is required by Regulation FD.

Item 9.01.	Financial Statement And Exhibits.

(d)	Exhibits:

Exhibit No.	Description
3.1	Certificate of Amendment to the Company’s Certificate of Incorporation, as filed on November 15, 2024.

99.1	Press Release, dated November 15, 2024

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2024	LUXURBAN HOTELS INC.

	By:	/s/ Michael James
Michael James
Chief Financial Officer

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